QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

AMENDMENT AND PATENT ASSIGNMENT AGREEMENT

        This Amendment and Patent Assignment Agreement (this "Amendment"), dated as of this 2nd day of July, 2004 (the "Amendment Date"), is made by and between Sepracor Inc., a Delaware corporation ("Sepracor"), and Aventis Pharma SA (successor in interest to Rhone-Poulenc Rorer SA), a corporation organized under the laws of France ("Aventis").

RECITALS

A.    Sepracor and Aventis entered into that certain License and Assignment Agreement dated as of September 30, 1999 (the "1999 Agreement").

B.    Aventis owns certain patents and patent applications, if any, as more particularly described on Schedule 1.21, which are the foreign counterparts of the RPR Application (as defined in the 1999 Agreement) assigned to Sepracor pursuant to the 1999 Agreement and certain know-how relating to (+) zopiclone, the racemate or the other enantiomer thereof, or metabolites of any of the foregoing.

C.    Aventis is willing to assign the above-referenced patents and patent applications, if any, to Sepracor and license to Sepracor exclusive rights under the above-referenced know-how to make, have made, use, market, sell, offer for sale, have sold and distribute pharmaceutical products containing (+) zopiclone worldwide, on the terms and subject to the conditions set forth in the 1999 Agreement and this Amendment, and Sepracor is willing to accept such assignment and license.

D.    Sepracor is willing to allow Aventis to assign certain rights under the 1999 Agreement to a third party.

E.    Sepracor and Aventis wish to amend certain provisions of the 1999 Agreement as set forth specifically in this Amendment.

        NOW THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, the parties to this Amendment mutually agree as follows:

ARTICLE 1

DEFINITIONS

        Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the 1999 Agreement, as amended.

ARTICLE 2

AMENDMENT OF 1999 AGREEMENT

        Effective from and after the date hereof, subject to Article 5 of this Amendment, the 1999 Agreement shall be amended as follows:

         2.1  All references to the defined term "RPR" shall be replaced throughout the 1999 Agreement by the term "Aventis" as defined in this Amendment.

         2.2  Article 1 (Definitions) is hereby amended as follows:

        2.2.1  The definition of "Agreement" is hereby amended and restated in its entirety as follows:

            "Agreement" shall mean this License and Assignment Agreement, as amended.

        2.2.2  The definition of the term "Product" is hereby amended by adding the phrase ", provided, however, that in the Additional Territory, the term "Product' shall not include (±) zopiclone" to the end of such definition.

        2.2.3  A new definition of "Additional Patents" is hereby added as Section 1.21 as follows:

            "Additional Patents" shall mean French Patent Application No. 91-00490 and PCT International Patent Application No. PCT/FR92/00031 (collectively "Priority Applications"), and any patents and patent applications (whether pending, lapsed, or abandoned) in the Additional Territory claiming benefit of at least one Priority Application, including without limitation, those described on Schedule 1.21 hereto, and any and all additions, divisions, continuations, continuations-in-part, reissues, reexaminations, substitutions, supplemental protection certificates, extensions, patent term extensions, and renewals thereof, and patents issued therefrom, which are the foreign counterparts of the RPR Application.

        2.2.4  A new definition of "Additional Territory" is hereby added as Section 1.22 as follows:

            "Additional Territory" shall mean all of the countries in the world and their territories and possessions, other than the United States of America and its territories and possessions.

        2.2.5  A new definition of "Amendment Date" is hereby added as Section 1.23 as follows:

            "Amendment Date" shall mean July 2, 2004.

        2.2.6  A new definition of "Amendment Effective Date" is hereby added as Section 1.24 as follows:

            "Amendment Effective Date" shall mean the date upon which the shareholders of Aventis SA shall have sold to Sanofi-Synthelabo, and Sanofi-Synthelabo shall have purchased from the shareholders of Aventis SA, more than fifty percent (50%) of the shares and voting rights of Aventis SA in furtherance of the tender offer launched by Sanofi-Synthelabo with respect to Aventis SA on the terms set forth in the "Note d'Information" that received approval of the French "Autorites des Marches Financiers", as the same may be amended.

         2.3  The existing Section 2.1 shall be made Section 2.1(a) and a new Section 2.1(b) is hereby added as follows:

          Within ten (10) Business Days of the Amendment Effective Date, Aventis shall assign all right, title and interest to the Additional Patents to Sepracor pursuant to an assignment substantially in the form attached hereto as Schedule 2.1(b) and shall deliver such executed assignments to Sepracor within such ten (10) Business Day period. Within twenty (20) Business Days of execution and delivery by Aventis of such assignment, up to date copies of all underlying prosecution history files of the RPR Application and the Additional Patents not previously provided to Sepracor shall be transmitted to Sepracor. Sepracor may, at its sole discretion, attend to filing and recordation of such assignments with the applicable patent office(s) in the applicable jurisdiction(s).

         2.4  Section 2.2 is hereby amended by adding the following phrase at the end of the first sentence:

          and, as of the Amendment Effective Date, an exclusive license (exclusive even as to Aventis and its Affiliates except as provided under Section 2.9) under the RPR Know-How and Improvements to develop, have developed, make, have made, use, market, sell, offer for sale, have sold and distribute Product in the Additional Territory.

         2.5  Section 2.2 is hereby further amended by (i) adding the phrase "or, as of the Amendment Effective Date, the Additional Territory" after the term "Territory" in the last sentence of Section 2.2 and (ii) replacing the phrase "Section 2.7" with the phrase "Section 2.9" in the first parenthetical in the first sentence of Section 2.2.

         2.6  Section 2.3 is hereby amended by adding the phrase "or, as of the Amendment Effective Date, the Additional Territory" after the term "Territory" in the last line of Section 2.3 and by deleting the word "European" in Section 2.3.

         2.7  Section 2.7 is hereby deleted in its entirety.

         2.8  A new Section 2.9 is hereby added to the Agreement as follows:

          Aventis hereby reserves, and nothing in this Agreement shall impair or limit, Aventis' or its Affiliates' or sublicensees' rights under the RPR Know-How and Improvements to make or have made pharmaceutical products other than Product, or subject to Article 26, to otherwise utilize the RPR Know-How and Improvements for any purposes which are not expressly and exclusively granted to Sepracor pursuant to the terms of this Agreement, including without limitation for the purposes of meeting and otherwise fulfilling all of Aventis' (and its Affiliates' and sublicensees') legal, regulatory and contractual obligations with respect to (±) zopiclone in the Additional Territory.

         2.9  Section 3.2.4 is hereby deleted in its entirety.

       2.10  Section 5.2 is hereby amended by adding the phrase, "in the Territory" after the phrase "to avoid loss of any rights" in the first sentence of Section 5.2.

       2.11  Section 5.3 is hereby deleted in its entirety, and a new Section 5.3 is added in lieu thereof which reads in its entirety as follows:

          After the Effective Date, Aventis shall provide Sepracor full access to the information referenced in Section 2.3 hereof, and shall use good faith reasonable efforts in fully cooperating with Sepracor in order to enable Sepracor to obtain Regulatory Approval of Products. At Sepracor's request, Aventis shall disclose to Sepracor in writing, or via mutually acceptable electronic media, copies or reproductions of all written RPR Know-How reasonably available to Aventis or its Affiliates in order to enable Sepracor to obtain Regulatory Approval of Products. In addition, during the term of this Agreement, Aventis shall promptly disclose to Sepracor in writing, or via mutually acceptable electronic media, on an ongoing basis copies or reproductions of all Improvements that are reasonably necessary to research, develop, register, manufacture, market, use or sell Product. Such Improvements shall be automatically deemed to be within the scope of the licenses granted herein without payment of any additional compensation. Sepracor shall have the right to use for all purposes in connection with Regulatory Approval (or other regulatory approval in the Additional Territory) or any regulatory application for Product all RPR Know-How and other information disclosed pursuant to this Section and under this Agreement. Upon Sepracor's request, Aventis shall provide reasonable technical assistance to enable Sepracor to utilize RPR Know-How to obtain Regulatory Approval of Products, and from time to time at Sepracor's reasonable request, Aventis shall use good faith reasonable efforts to assist Sepracor in providing responses to questions that may be raised by regulatory authorities in connection with Sepracor's applications for Regulatory Approval of Products. Sepracor shall be solely responsible for obtaining all Regulatory Approvals (and other regulatory approvals in the Additional Territory) related to the Product.

       2.12  Article 6 (Infringement) is hereby amended by adding the phrase "or the Additional Patents, as applicable" after the term "RPR Applications" each time such term appears in Article 6.

       2.13  Article 8 (Term) is hereby deleted in its entirety, and a new Article 8 is added in lieu thereof which reads in its entirety as follows:

  ARTICLE 8—TERM

        This Agreement will commence as of the Effective Date and, unless sooner terminated as provided hereunder, shall terminate on the expiration of the royalty obligations of Article 3, after which time Sepracor will have a fully paid-up, royalty-free and irrevocable exclusive license under RPR Know-How and Improvements to develop, have developed, make, have made, use, market, sell, offer for sale, have sold and distribute Product in the Territory and the Additional Territory. Notwithstanding the foregoing, if Sepracor breaches its obligations under Section 2.4, then this Agreement shall terminate ten (10) years from the Effective Date, or thirty (30) days after Aventis gives notice to Sepracor of such breach, as applicable. Upon any such early termination of this Agreement, all rights to RPR Know-How and Improvements licensed hereunder to Sepracor shall revert to Aventis, and Sepracor and its Affiliates and Licensees shall make no further use of the same.

       2.14  Section 10.1.5 is hereby amended by adding the following clause at the end of such Section 10.1.5:

          As of the Amendment Date, Aventis' right, title and interest in the Additional Patents, or RPR Know-How as it relates to (+) zopiclone, in the Additional Territory are not assigned, transferred, or conveyed to a Third Party or, to Aventis' knowledge, otherwise encumbered by a Third Party;

       2.15  Section 10.1.6 is hereby amended by adding the following clause at the end of such Section 10.1.6:

    As of the Amendment Date, Aventis is the sole and exclusive owner of the Additional Patents and, to Aventis' knowledge, the sole and exclusive owner or licensee of the RPR Know-How as it relates to (+)zopiclone, all of which to the knowledge of Aventis, are free and clear of any liens, charges and encumbrances and, to the knowledge of Aventis, except for Aventis' Affiliates, no other person, corporate or other private entity or governmental entity or subdivision thereof has, or shall have, any claim of control with respect to the Additional Patents, and RPR Know-How as it relates to (+) zopiclone, in the Additional Territory;

       2.16  Section 10.1.7 is hereby amended by adding the following clause at the end of such Section 10.1.7:

          As of the Amendment Date, in the Additional Territory, there are no claims, judgments or settlements against or owed by Aventis pending or, to the knowledge of Aventis, threatened with respect to the Additional Patents and the RPR Know-How, as they relate to Zopiclone Technology or Product;

       2.17  Section 10.1.10 is hereby amended by adding the following clause at the end of such Section 10.1.10:

          As of the Amendment Date, Aventis has not performed any searches to determine if, and has no actual knowledge that, the development, manufacture, use, distribution, marketing, promotion and sale of Compound in the Additional Territory interferes or infringes on any intellectual property rights owned or possessed by any Third Party; and

       2.18  A new Section 10.1.12 is hereby added as follows:

    Aventis and its Affiliates (and any employee, consultant, or agent thereof) shall not directly or indirectly take any action, or cause any action to be taken, between the Amendment Date and the Amendment Effective Date that is inconsistent with or would alter the correctness of Aventis' representations and warrants in this Agreement.

       2.19  Section 10.3 is hereby deleted in its entirety and hereby replaced with a new Section 10.3 as follows:

          During the term of this Agreement, Aventis covenants that neither Aventis nor any of its Affiliates will develop, use, market, promote, sell or distribute (or agree with any third party to do any of the foregoing) in the Territory any product containing Compound, the racemate or the other enantiomer thereof, as an active ingredient.

       2.20  Article 11 (Adverse Events) is hereby amended and restated in its entirety as follows:

          Following the Effective Date, Sepracor shall be solely responsible for complying with all legal and/or regulatory obligations in the Territory regarding the reporting of adverse events related to Product and following the Amendment Effective Date, Sepracor shall be solely responsible for complying with all legal and/or regulatory obligations in the Additional Territory regarding the reporting of adverse events related to Product.

       2.21  Section 12.1 is hereby amended by adding the phrase "or the Additional Territory" after the term "Territory" in Section 12.1.

       2.22  Article 15 (Notices) is hereby amended by replacing the existing notice address for Aventis with the following address:

    Aventis Pharma SA

    c/o Aventis Pharmaceuticals Inc.
    Mail Stop: BX2-716A
    200 Crossing Boulevard, P.O. Box 6890
    Bridgewater, NJ 08807-0890
    Attn: Vice President Business Development/TL&A
    Facsimile: (908) 231-4480

       2.23  Section 23.2 is hereby amended by deleting the phrase "in the Territory," in the third line of Section 23.2.

       2.24  A new Article 26 is hereby added as follows:

  ARTICLE 26—INFORMATION

        From and after the Amendment Effective Date, Aventis shall ensure that Aventis and its Affiliates (and employees, consultants, and agents thereof) do not, directly or indirectly, use or otherwise place in the public domain, any information owned by, or in the possession or control of (including without limitation information relating to Compound or any metabolites thereof provided by Sepracor to Aventis or its Affiliates), Aventis or its Affiliates that is not in the public domain, specifically relating to Compound (to the extent such exists as of the Amendment Date) or (±) zopiclone, or any metabolite of either, including but not limited to information relating to research, development, pharmacological characteristics, clinical effect, clinical trials, manufacture, marketing, commercialization, distribution, importation, exportation, cost, pricing, supply, sales, sales support, or use thereof; provided, however, that in the Additional Territory, any current or future employees and agents of Aventis or its Affiliates involved in research, development, manufacture, sales, marketing, promotion, medical communications, or regulatory maintenance of pharmaceutical products containing (±) zopiclone in the Additional Territory, shall be free to use any Aventis information specifically relating to (±) zopiclone solely in connection with those activities in the Additional Territory. For purposes of clarity, in no event shall the foregoing prohibit or in any way limit (i) the rights of Aventis or its Affiliates to use, directly or indirectly, such information in connection with any actual or proposed sale, assignment or other transfer of rights in (±) zopiclone from Aventis or its Affiliates to a Third Party (a "Transferee") or (ii) the rights of any Transferee to use, directly or indirectly, such information. Notwithstanding anything to the contrary contained herein, (i) Aventis, its Affiliates and any employee, agent, or consultant of Aventis, shall be allowed to use, directly or indirectly, such information as required by any applicable law or any applicable regulatory authority or other governmental entity in the Additional Territory and (ii) the provisions of this Article 26 shall not exclude use of any information independently developed by Sanofi-Synthelabo or its Affiliates prior to the Amendment Effective Date.

       2.25  The following schedules are hereby added as schedules to the 1999 Agreement:

      2.25.1  Schedule 1.21 attached hereto is hereby added to the 1999 Agreement as Schedule 1.21.

      2.25.2  Schedule 2.1(b) attached hereto is hereby added to the 1999 Agreement as Schedule 2.1(b).

       2.26  Except as otherwise set forth herein, the 1999 Agreement shall remain in full force and effect.

ARTICLE 3

ADDITIONAL OBLIGATIONS OF AVENTIS

         3.1  Aventis shall, within twenty (20) Business Days of the Amendment Effective Date, deliver copies of the documents described on Schedule 3.1 hereto to Sepracor, to the extent Aventis has not previously delivered copies of such documents, solely to the extent such documents are within the possession or control of Aventis (or its Affiliates, agents, employees or consultants) on the Amendment Date and are legally permitted to be disclosed.

         3.2  Within ten (10) Business Days after the Amendment Date, Aventis shall provide Sepracor with (i) a current docket listing and description of the status of each of the Additional Patents and copies of all related outstanding actions, if any and (ii) a copy of the prosecution history of any pending applications among the Additional Patents, if any. From and after the Amendment Date until the earlier of (x) the Amendment Effective Date and (y) the date, if any, that it is determined by Aventis and communicated to Sepracor that the Amendment Effective Date will not occur, Aventis shall conduct maintenance and prosecution of the Additional Patents consistent with Aventis' past practice and otherwise in the ordinary course of business, provided, however, that Aventis shall timely pay any taxes, annuities, or maintenance fees due between the Amendment Date and the Amendment Effective Date.

ARTICLE 4

CONSENT TO ASSIGNMENT

         4.1  Pursuant to the terms of Section 18.1 of the 1999 Agreement, Sepracor hereby consents to the assignment by Aventis of Aventis' rights, in whole or in part, under Article 3 and Article 4 of the 1999 Agreement, as amended by this Amendment, including, without limitation, its right to receive Royalties pursuant to Section 3.1, its right to receive Royalty Statements pursuant to Section 4.1 and its right to conduct audits pursuant to Section 4.5.

         4.2  In connection with the foregoing consent to assignment, Aventis shall have the right to provide complete and unredacted copies of the 1999 Agreement and this Amendment to any potential assignee, provided, however, that such potential assignee agrees to be bound by confidentiality provisions substantially similar to those set forth in Article 7 of the 1999 Agreement.

ARTICLE 5

EFFECTIVE DATE

         5.1  Except with respect to the provisions of Sections 2.18, 2.22, 3.2 and 4.2 of this Amendment which shall be effective as of the Amendment Date, this Amendment shall become effective on the date upon which the shareholders of Aventis SA shall have sold to Sanofi-Synthelabo, and Sanofi-Synthelabo shall have purchased from the shareholders of Aventis SA, more than fifty percent (50%) of the shares and voting rights of Aventis SA in furtherance of the tender offer launched by Sanofi-Synthelabo with respect to Aventis SA on the terms set forth in the "Note d'Information" that received approval of the French "Autorites des Marches Financiers", as the same may be amended (the "Purchase Event"). Notwithstanding the foregoing, to the extent an event occurs which would require payment of $5,000,000 under Section 3.2.4 of the 1999 Agreement following the Amendment Date, but prior to the Amendment Effective Date, no such payment shall be made unless it is determined by Aventis and communicated to Sepracor that the Amendment Effective Date will not occur (the date such notice is communicated, the "Termination Date"), in which event such payment shall be made within (10) Business Days following the Termination Date.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

AVENTIS PHARMA SA
By:	/s/ DIRK OLDENBURG
Name:	Dirk Oldenburg
Title:	General Counsel
SEPRACOR INC.
By:	/s/ WILLIAM E. YELLE
Name:	William E. Yelle
Title:	VP, Business Development

SCHEDULE 1.21

ADDITIONAL PATENTS

Country	Application Date	Application Number	Grant date	Patent Number	Expiration date
AR	16/01/1992	321649	31/05/1995	248024	31/05/2010
AT	16/01/1992	92903994.9-2101	12/04/1995	E 121089	16/01/2012
AU	16/01/1992	92 12264	07/01/1997	671797	16/01/2012
BD	15/01/1992	92 5	14/01/1993	1002434	17/01/2007
BE	16/01/1992	92903994.9-2101	12/04/1995	609210	16/01/2012
BY	17/05/1994	1681	14/05/1997	1854	16/01/2012
CA	16/01/1992	2099782	03/12/2003	2099782	16/01/2012
CH	16/01/1992	92903994.9-2101	12/04/1995	609210	16/01/2012
CZ	16/01/1992	93 1380	02/04/1996	281011	16/01/2012
DE	16/01/1992	92903994.9-2101	12/04/1995	69202060.8	16/01/2012
DK	16/01/1992	92903994.9-2101	12/04/1995	609210	16/01/2012
ES	16/01/1992	92903994.9-2101	12/04/1995	2071486	16/01/2012
FI	16/01/1992	93 3248	14/11/1997	100331	16/01/2012
FR	16/01/1992	92903994.9-2101	12/04/1995	609210	16/01/2012
GB	16/01/1992	92903994.9-2101	12/04/1995	609210	16/01/2012
GR	16/01/1992	92903994.9-2101	12/04/1995	609210	16/01/2012
HU	16/01/1992	P93 02063	02/10/2000	218928	16/01/2012
IE	16/01/1992	92 126	21/11/1995	66110	16/01/2012
IL	16/01/1992	100677	28/02/1996	100677	16/01/2012
IT	16/01/1992	92903994.9-2101	12/04/1995	609210	16/01/2012
LU	16/01/1992	92903994.9-2101	12/04/1995	609210	16/01/2012
MA	15/01/1992	22677	01/10/1992	22392	15/01/2012
MX	16/01/1992	92 180	12/08/1994	175679	16/01/2012
NG	16/01/1992	92 15	30/07/1992	RP 11252	16/01/2012
NL	16/01/1992	92903994.9-2101	12/04/1995	609210	16/01/2012
NO	16/01/1992	93 1919	08/01/1997	179911	16/01/2012
NZ	15/01/1992	241313	20/07/1993	241313	15/01/2012
OA	16/01/1992	60387	15/04/1994	9807	16/01/2012
PH	16/01/1992	43784	23/12/1997	30982	23/12/2014
PK	16/01/1992	92 22	19/12/1993	132928	16/01/2008
PL	16/01/1992	P 299834	01/02/1995	166976	16/01/2012
PT	16/01/1992	92903994.9-2101	12/04/1995	609210	16/01/2012
RU	16/01/1992	93 051787	10/05/1998	2110519	16/01/2012
SE	16/01/1992	92903994.9-2101	12/04/1995	609210	16/01/2012
SK	16/01/1992	93 719	18/02/1998	279060	16/01/2012
TN	17/01/1992	92 004	06/10/1992	16531	17/01/2012
YU	17/01/1992	92P 55	11/06/2002	48 878	17/01/2012
ZA	15/01/1992	92 302	28/10/1992	92 302	15/01/2012

SCHEDULE 2.1(b)

ASSIGNMENT OF ADDITIONAL PATENTS

ASSIGNMENT

WHEREAS, Aventis Pharma SA ("Aventis"), a French corporation having a place of business at 20, avenue Raymond-Aron, F-92160 Antony, France, owns, by assignment, all right, title, and interest in and to French Patent Application Serial No. 91-00490, entitled "Optically Active 5H-Pyrrolo[3,4-b] pyrazine Derivative, Its Preparation and Pharmaceutical Compositions Containing Same", and PCT International Patent Application No. PCT/FR92/00031, and any and all non-United States patents or patent applications related to either of the aforesaid applications, including without limitation the patents and patent applications listed in Attachment A, and any invention described therein (collectively hereinafter "Eszopiclone Foreign Patents"); and

WHEREAS, Sepracor Inc. ("Sepracor"), a Delaware corporation having a place of business at 84 Waterford Drive, Marlborough, Massachusetts USA 01752, is desirous of obtaining Aventis' entire right, title, and interest in, to, and under the Eszopiclone Foreign Patents, and Aventis desires to assign to Sepracor its entire right, title and interest in the same.

NOW THEREFORE, be it known that, for good and valuable consideration to Aventis, the receipt and sufficiency of which is hereby acknowledged, Aventis hereby sells, assigns, transfers, and sets over to Sepracor, its lawful successors and assigns, Aventis' entire right, title, and interest in, to, and under Eszopiclone Foreign Patents (all of which are hereby incorporated by reference as if fully set forth herein), any inventions described or claimed therein, all rights to claim priority on the basis of any Eszopiclone Foreign Patents, and all applications for Letters Patent that may be filed for such invention in any country other than the United States and all Letters Patent that may be granted on any such application, and any and all extensions, supplemental protection certificates, additions, divisions, substitutions, and renewals of any of the foregoing, in each case, as fully and entirely as the same would have been held and enjoyed by Aventis if this assignment had not been made.

AND, AVENTIS HEREBY further convenants that Aventis shall, from time to time after the date hereof upon the request of Sepracor, execute and deliver to Sepracor such further conveyance instruments or confirmatory assignments as may be necessary or desirable to evidence more fully the transfer of ownership of all Eszopiclone Foreign Patents to Sepracor, or the original ownership of all the Eszopiclone Foreign Patents on the part of Aventis, to the fullest extent possible, and to perform any other acts deemed necessary to carry out the intent of this instrument.

AND, AVENTIS HEREBY authorizes and requests that any official of any country whose duty it is to issue patents or other evidence or forms of industrial property protection on applications as aforesaid, to issue all patents or Letters Patents for this invention to Sepracor, its successors and assigns, in accordance with the terms of this instrument.

        IN WITNESS WHEREOF, Aventis has caused its authorized representative to execute this Assignment

AVENTIS PHARMA SA
By:	Date:

Name:
Title:

State of	)
	)	SS.:
County of	)

        On this            day of                        , 2004, before me, a Notary Public in and for the State and County aforesaid, personally appeared                        , to me known and known to me to be the person of that name, who signed and sealed the foregoing instrument, and he acknowledged the same to be his free act and deed.

,
Notary Public.

ATTACHMENT A

1.	French Patent Application No. 91-00490, filed 17 January 1991;
2.	PCT International Patent Application No. PCT/FR92/00031, filed 16 January 1992;
3.	European Patent Application No. 92903994.9-2101, filed 16 January 1992;
4.	Argentinian Patent No. 248024, granted 31 May 1995;
5.	Austrian Patent No. E 121089, granted 12 April 1995;
6.	Australian Patent No. 671797, granted 7 January 1997;
7.	Bangladesh Patent No. 1002434, granted 14 January 1993;
8.	Belgian Patent No. 609210, granted 12 April 1995;
9.	Belarus Patent No. 1854, granted 14 May 1997;
10.	Canadian Patent No. 2,099,782, granted 3 December 2003;
11.	Swiss Patent No. 609210, granted 12 April 1995;
12.	Czech Republic Patent No. 281011, granted 2 April 1996;
13.	German Patent No. 69202060.8, granted 12 April 1995;
14.	Danish Patent No. 609210, granted 12 April 1995;
15.	Spanish Patent No. 2071486, granted 12 April 1995;
16.	Finnish Patent No. 100331, granted 14 November 1997;
17.	French Patent No. 609210, granted 12 April 1995;
18.	British Patent No. 609210, granted 12 April 1995;
19.	Greek Patent No. 609210, granted 12 April 1995;
20.	Hungarian Patent No. 218928, granted 2 October 2000;
21.	Ireland Patent No. 66110, granted 21 November 1995;
22.	Israeli Patent No. 100677, granted 28 February 1996;
23.	Italian Patent No. 609210, granted 12 April 1995;
24.	Japanese Patent Application No. 1992-504006, filed 16 January 1992;
25.	Luxembourg Patent No. 609210, granted 12 April 1995;
26.	Moroccan Patent No. 22392, granted 1 October 1992;
27.	Mexican Patent No. 175679, granted 12 August 1994;
28.	Nigerian Patent No. RP 11252, granted 30 July 1992;
29.	Netherlands Patent No. 609210, granted 12 April 1995;
30.	Norwegian Patent No. 179911, granted 8 January 1997;
31.	New Zealand Patent No. 241313, granted 20 July 1993;
32.	OAPI Patent No. 9807, granted 15 April 1994;
33.	Philippine Patent No. 30982, granted 23 December 1997;
34.	Pakistan Patent No. 132928, granted 19 December 1993;
35.	Polish Patent No. 166976, granted 1 February 1995;
36.	Portuguese Patent No. 609210, granted 12 April 1995;
37.	Russian Federation Patent No. 2110519, granted 10 May 1998;
38.	Swedish Patent No. 609210, granted 12 April 1995;
39.	Slovakian Patent No. 279060, granted 18 February 1998;

40.	Tunisian Patent No. 16531, granted 6 October 1992;
41.	Yugoslavian Patent No. 48 878, granted 11 June 2002; and
42.	South African Patent No. 92 302, granted 28 October 1992.

SCHEDULE 3.1

ADDITIONAL DOCUMENTATION

        Draft or completed reports of any clinical or nonclinical studies or experiments not published or previously provided to Sepracor as of the Amendment Effective Date, including postmarketing reviews and safety surveillance reports relating to Compound, the racemate, the other enantiomer thereof, or metabolites of any of the foregoing.

QuickLinks

  Exhibit 10.1
AMENDMENT AND PATENT ASSIGNMENT AGREEMENT